UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2003

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19986	94-3061375
(Commission File Number)	(IRS Employer Identification Number)

500 Forbes Boulevard
South San Francisco, California   94080
(Address of principal executive offices including zip code)

(650) 266-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

    On July 23, 2003, Cell Genesys, Inc. announced a global alliance between Cell Genesys and Novartis AG for the development and commercialization of oncolytic virus therapies. A copy of the press release of Cell Genesys with respect to the global strategic alliance is included herein as Exhibit 99.1 and is incorporated by reference into this item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1 Press Release, issued July 23, 2003, announcing that Cell Genesys and Novartis have entered into a global startegic alliance for oncolytic virus therapies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003

CELL GENESYS, INC.

By:	/s/ Matthew J. Pfeffer

Matthew J. Pfeffer
Vice President and Chief Financial Officer (Principal Accounting Officer)